UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2019

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2019, Bespoke Extracts, Inc. (the “Company”) entered into and closed a securities purchase agreement (the “Purchase Agreement”) with an accredited investor, pursuant to which, the Company issued and sold to the investor an original issue discount convertible debenture (the “Debenture”) in the principal amount of $500,000, for a purchase price of $300,000. The Company also issued to the investor 5,000,000 shares of common stock.

The Debenture matures April 30, 2020 and is convertible into shares of common stock of the Company at a conversion price of $0.001, except that, if the Company fails to repay the Debenture upon maturity, the conversion price will be reduced to $0.0004 (subject to adjustment for stock splits, stock dividends, and similar transactions) and the Debenture will bear interest at the rate of 9% per year. The Debenture may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock.

The Company’s obligation to repay the Debenture upon maturity is secured by a security interest in the Company’s inventory pursuant to a security agreement (the “Security Agreement”) between the Company and the investor.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

On December 24, 2019, the Company entered into an agreement (the “Repayment Agreement”) with the holder of the amended and restated original issue discount convertible debenture issued by the Company on November 11, 2019, in the original principal amount of $200,000 (the “November 2019 Debenture”). Pursuant to the Repayment Agreement, the Company paid the holder $120,000, and transferred certain URLs to the holder, and the November 2019 Debenture was deemed paid in full.

The foregoing descriptions of the Purchase Agreement, Debenture, Security Agreement, and Repayment Agreement are qualified by reference to the full text of such documents, which are filed as exhibits to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	Debenture
10.3	Security Agreement
10.4	Repayment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: December 31, 2019	By:	/s/ Niquana Noel
Niquana Noel
Chief Executive Officer

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